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                                                                    Exhibit 99.1


STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
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(Dollar amounts in thousands)

                                                                                        Quarter Ended June 30,
                                                                                  2001                         2000
                                                                            ---------------                -------------
Income before net gain on sales of investments in rental
 properties and minority interest                                                  $21,349                      $20,569
Provision for nonrecurring charges                                                   2,855                            -
Less - minority interest not convertible into common stock                            (163)                        (145)
                                                                            --------------                -------------
Earnings                                                                           $24,041                      $20,424
                                                                            ==============                =============
Fixed charges:
 Interest                                                                          $12,176                      $12,094
 Capitalized interest                                                                3,292                        5,192
 Preferred stock dividends                                                           1,142                        1,142
 Other                                                                                  38                           12
                                                                            --------------                -------------
Fixed Charges                                                                      $16,648                      $18,440
                                                                            ==============                =============
Earnings plus fixed charges, excluding capitalized interest
 and preferred stock dividends                                                     $36,255                      $32,530
                                                                            ==============                =============
Divided by fixed charges                                                           $16,648                      $18,440
                                                                            ==============                =============
Ratio of earnings to fixed charges                                                     2.2                          1.8
                                                                            ==============                =============

                                                                                      Six months Ended June 30,
                                                                                  2001                         2000
                                                                            ---------------                -------------
Income before net gain on sales of investments in rental
 properties and minority interest                                                  $41,199                      $42,258
Provision for nonrecurring charges                                                   7,163                            -
Less - minority interest not convertible into common stock                            (328)                        (211)
                                                                            --------------                -------------
Earnings                                                                           $48,034                      $42,047
                                                                            ==============                =============
Fixed charges:
 Interest                                                                          $24,207                      $23,729
 Capitalized interest                                                                6,798                        8,130
 Preferred stock dividends                                                           2,284                        2,284
 Other                                                                                  76                           24
                                                                            --------------                -------------
Fixed Charges                                                                      $33,365                      $34,167
                                                                            ==============                =============
Earnings plus fixed charges, excluding capitalized interest
 and preferred stock dividends                                                     $72,317                      $65,800
                                                                            ==============                =============
Divided by fixed charges                                                           $33,365                      $34,167
                                                                            ==============                =============
Ratio of earnings to fixed charges                                                     2.2                          1.9
                                                                            ==============                =============